Exhibit 10.8

Third Amendment to Construction Loan Agreement

This Third Amendment to Construction Loan Agreement is dated as of the 23rd day of June, 2003, and is by and between LSCP, L.P., an Iowa limited partnership (“BORROWER”) and FIRST NATIONAL BANK OF OMAHA (“BANK”), a national banking association established at Omaha, Nebraska.

WHEREAS, the BANK and BORROWER executed a written Construction Loan Agreement dated as of July 25, 2002, which, together will all amendments thereto, is collectively called the “AGREEMENT”.

Now, Therefore, in consideration of the AGREEMENT, and their mutual promises made herein, BANK and BORROWER agree as follows:

1.                                       Terms which are typed herein as all capitalized words and are not defined herein shall have same meanings as when described in the AGREEMENT.

2.                                       Section 1, Paragraph 1.3 of the AGREEMENT is hereby amended, effective immediately, to read:

1.3                                 “BANKING DAY” means a day on which the BANK is open for substantially all of its business. “EURODOLLAR BUSINESS DAY” means a BANKING DAY on which commercial banks are open for international business (including dealings in dollar deposits) in London, England.

3.                                       Section 1, Paragraph 1.16 of the AGREEMENT is hereby amended to read as follows, effective immediately:

1.16                           “INDEBTEDNESS” means all indebtedness for borrowed money including long-term debt, short-term debt, SWAP CONTRACTS, and capital leases.

4.                                       Section 1, Paragraph 1.19 (i) of the AGREEMENT is hereby amended to read as follows, effective immediately:

(i) as to the REVOLVING NOTE, July 24, 2003, as to TERM NOTE 2, TERM NOTE 3 and TERM NOTE 4, June 1, 2008.

5.                                       Section 1, Paragraph 1.31 of the AGREEMENT is hereby amended to read as follows, effective immediately:

1.31                           “TERM NOTE” means that promissory note of BORROWER to BANK which evidences permanent financing to pay the CONSTRUCTION NOTE as described in Sections 2.5 of this AGREEMENT, its renewals, modifications and extensions.  TERM NOTE 2, TERM NOTE 3, and TERM NOTE 4 refer to three promissory notes which hereafter will replace the TERM NOTE.

6.                                       Section 1, Paragraph 1.32 of the AGREEMENT is hereby amended to read as follows, effective immediately:

1.32                           “WORKING CAPITAL” means current assets (less investments in or other amounts due from any member, employee or any person or entity related to or affiliated with the BORROWER and prepayments) plus the amount available to BORROWER for drawing under TERM NOTE 4, less current liabilities (less any portion of such current liabilities that constitute debt that is expressly subordinated to the BANK in a writing acceptable to the BANK).

7.                                       The AGREEMENT is hereby amended, effective immediately, by the addition of the following new sections 1.33, 1.34, 1.35, 1.36, 1.37, and 1.38:

1.33                           “INTEREST PERIOD” means initially, the period commencing on the date of the LOAN and, for TERM NOTE 2 and TERM NOTE 3 ending three months later, and for TERM NOTE 4 and REVOLVING NOTE ending one month later; and thereafter, each period commencing on the first day immediately following the last day of the immediately preceding INTEREST PERIOD and, for TERM NOTE 2 and TERM NOTE 3 ending three months thereafter, and for TERM NOTE 4 and REVOLVING NOTE ending one month thereafter; provided that.

A                                      subject to clauses B and C below, any INTEREST PERIOD which would otherwise end on a day which is not a EURODOLLAR BUSINESS DAY shall be extended to the next succeeding EURODOLLAR BUSINESS DAY unless such EURODOLLAR BUSINESS DAY falls in another calendar month, in which case such INTEREST PERIOD shall end on the immediately preceding EURODOLLAR BUSINESS DAY;

B.                                     subject to clause C below, any INTEREST PERIOD which begins on the last EURODOLLAR BUSINESS DAY of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such INTEREST PERIOD) shall end on the last EURODOLLAR BUSINESS DAY of a calendar month; and

C.                                     no INTEREST PERIOD shall extend beyond the LOAN TERMINATION DATE.

1.34                           “LIBOR BASE RATE” shall mean, with respect to the applicable INTEREST PERIOD, (a) the LIBOR INDEX RATE for such INTEREST PERIOD, if such rate is available or (b) if the LIBOR INDEX RATE cannot be determined, the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum of interest at which deposits in dollars are offered to BANK in the London interbank market by two (2) Eurodollar dealers of recognized standing, selected by BANK in its sole discretion, at such time on the date two (2) Eurodollar Business Days before the first day of such

INTEREST PERIOD as BANK in its sole discretion elects, for delivery on the first day of the applicable INTEREST PERIOD for a number of days comparable to the number of days in such INTEREST PERIOD and in an amount approximately equal to the principal amount of the OBLIGATIONS.

1.35                           “LIBOR INDEX RATE” shall mean, with respect to the applicable INTEREST PERIOD, the rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) for deposits in U.S. Dollars for a period equal to such INTEREST PERIOD, which appears on the BANK’s information vendor as of 9:00 a.m. (Omaha time) on the day two (2) Eurodollar Business Days before the first day of such INTEREST PERIOD.  The term “BANK’s information vendor” means the Bloomberg service or such other vendor chosen by BANK for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar Deposits.

1.36                           “LIBOR RATE” shall mean (a) the quotient of the (i) LIBOR BASE RATE divided by (ii) one minus the applicable LIBOR RESERVE PERCENTAGE plus (b) 280 basis points in the case of the TERM NOTE 2, or 380 basis points in the case of TERM NOTE 3, TERM NOTE 4, and REVOLVING NOTE.  The LIBOR RATE shall be adjusted automatically on and as of the effective date of any change in the LIBOR RESERVE; PERCENTAGE.

1.37                           “LIBOR RESERVE PERCENTAGE” shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System with respect to “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR loans is determined or any category of extensions of credit or other assets which include loans by a non-United States office of any bank to United States residents). The LIBOR RATE shall be adjusted automatically on and as of the effective date of any change in the LIBOR RESERVE PERCENTAGE.

1.38                           “SWAP CONTRACT” or “SWAP CONTRACTS” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. Provided, however, the term SWAP CONTRACT shall not, for the purposes of this AGREEMENT, include commodity hedging or commodity risk management contracts.  Commodity includes grain, natural gas and other traded commodities.

8.                                       Section 2, Paragraph 2.11 of the AGREEMENT is hereby amended, effective immediately to read:

2.11                           Fees.  At COMPLETION DATE, and on each annual anniversary of COMPLETION DATE for five years subsequent to COMPLETION DATE, the BORROWER shall pay to the BANK an Annual Servicing Fee of $50,000.00, which fee BORROWER agrees and acknowledges has been earned by BANK; provided, however, an Annual Servicing Fee shall not be due and payable on the LOAN TERMINATION DATE.  BORROWER agrees to pay BANK an unused commitment fee equal to 12.5 basis points of the average unused portion of the REVOLVING LOAN, calculated and payable on a quarterly basis in arrears; provided, however, the unused commitment fee shall not apply and be payable by the BORROWER until such time as the BORROWER has requested, and the BANK has deposited, the initial advance of the REVOLVING LOAN into the BORROWER’s deposit account with BANK.  BORROWER shall pay BANK an unused commitment fee of thirty-seven and one-half (37.5bps) basis points, assessed quarterly in arrears, as to the unused portion of TERM NOTE 4, which BANK will share with its participants.

9.                                       Section 2, Paragraph 2.13 of the AGREEMENT is hereby amended, effective immediately, to read:

2.13                           Incentive Pricing.  The interest rate applicable to certain of the NOTES may be subject to reduced interest rates, based on the business results of BORROWER.  In such cases the NOTES will reflect such potential for reduction of rates.

10.                                 Section 2, Paragraph 2.6 of the AGREEMENT is hereby amended, effective immediately, to read:

2.6                                 Interest on TERM NOTES.  Interest on TERM NOTE 2, TERM NOTE 3, and TERM NOTE 4 shall accrue at the LIBOR RATE prior to acceleration or maturity, and six hundred basis points in excess of the LIBOR RATE in effect from time to time after maturity, whether by acceleration or otherwise.  The NOTE may also provide for reductions in such interest rates based upon BORROWER’s performance.

11.                                 Section 2, Paragraph 2.9 of the AGREEMENT is hereby amended, effective immediately, to read:

2.9                                 INTEREST ON THE REVOLVING NOTE.  Interest on the REVOLVING NOTE shall accrue at the LIBOR RATE prior to acceleration or maturity, and six hundred basis points in excess of the LIBOR RATE in effect from time to time after maturity, whether by acceleration or otherwise.  Interest on the REVOLVING LOAN shall be payable every three months.  The NOTE may also provide for reductions in such interest rates based upon ‘BORROWER’s performance.

12.                                 Section 6, Paragraph 6.2.3 of the AGREEMENT is hereby amended, effective immediately, to read:

6.2.3                        BORROWER shall determine, at each fiscal year end, the amount of its EXCESS CASH FLOW for said fiscal year, and within one hundred twenty days following such fiscal year end, pay twenty percent (20%) of such sum to BANK, to be applied to the outstanding principal amount of TERM NOTE 3, and after TERM NOTE 3 is repaid, to TERM NOTE 4 and thereafter, TERM NOTE 2. Such annual payment shall not release BORROWER from making any payment of principal or interest otherwise required by this AGREEMENT.  No payment of EXCESS CASH FLOW shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.

13.                                 Section 6 of the AGREEMENT is hereby amended, effective immediately, by adding an additional paragraph, denominated 6.4.17, as follows:

6.4.17                  BORROWER shall not cancel, repudiate, terminate, or breach any SWAP CONTRACT without prior written consent of BANK.

14.                                 The existing balance on the TERM NOTE is 31,465,000.00. On execution hereof, the TERM NOTE will be replaced and said balance will be paid by three new promissory notes, hereafter called “TERM NOTE 2”, “TERM NOTE 3”, and “TERM NOTE 4” in the forms attached hereto as Exhibits 3-1, 3-2, and 3-3, respectively, and are by this reference made a part hereof.

Payments on such NOTES shall be as follows:

On the first day of each quarter, commencing September 1, 2003, BORROWER shall pay to BANK the scheduled principal payment shown in Schedule I, attached hereto and by this reference made a part hereof, plus accrued interest on TERM NOTE 2.

In addition, on the first day of each quarter, commencing September 1, 2003, BORROWER shall pay $506,588.01 to BANK, which shall be allocated as follows:

a.               first to accrued interest on TERM NOTE 4;

b.              next to accrued interest on TERM NOTE 3;

c.               next to principal on TERM NOTE 3;

After TERM NOTE 3 has been fully paid, such quarterly payments shall be allocated first to accrued interest on TERM NOTE 4, and thence to principal.  All unpaid principal and accrued interest shall be due and payable on LOAN TERMINATION DATE, if not sooner paid.

15.                                 As the result of the parties’ agreement to change the rate of interest accrual on the REVOLVING NOTE, BORROWER shall execute and deliver to BANK a replacement NOTE in the form of Exhibit 3-4, attached hereto and by this reference made a part hereof.

16.                                 In the event that the BORROWER pre-pays part or all of its debt where the rate is fixed in excess of one month, including that associated with SWAP CONTRACTS, and except as to such payments as required by this AGREEMENT, the BORROWER shall pay BANK a breakage fee sufficient to make BANK whole for any expenses related to breaking fixed interest rates, which BANK shall apportion among its participants.  Provided, however, no payment of EXCESS CASH FLOW shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.

17.                                 BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5 of the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of this date.

18.                                 Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.

In witness whereof the parties set their hands as of the date first written above.

First National Bank of Omaha		LSCP, L.P., an Iowa Limited Partnership
By Little Sioux Corn Processors, L.L.C., Its
General Partner

By:	/s/ Omer Sagheer	By:	/s/ Daryl J. Haack
	Omer Sagheer,		Daryl J. Haack, President of Little
	Commercial Loan Officer		Sioux Corn Processors, L.L.C.

Exhibit 3-1

TERM NOTE 2

Note Date:	June 23, 2003	$15,732,500.00
Maturity Date:	June 1, 2008

FOR VALUE RECEIVED, LSCP, L.P., an Iowa limited partnership (“BORROWER”) promises to pay to the order of First National Bank of Omaha (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Fifteen Million Seven Hundred Thirty-Two Thousand Five Hundred and No/100 Dollars ($15,732,500.00), or the amount shown on the BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below.  Absent manifest error, the BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This promissory note is executed pursuant to a Construction Loan Agreement (“CONSTRUCTION LOAN AGREEMENT”) between BORROWER and BANK dated as of July 25, 2002, which, together will all amendments thereto, is collectively called the “AGREEMENT”.  All capitalized terms not otherwise defined in this note shall have the meanings provided in the CONSTRUCTION LOAN AGREEMENT.

INTEREST ACCRUAL.  Interest on the principal amount outstanding shall accrue based on a three month LIBOR +280 bps.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

REPAYMENT TERMS.  Interest on the outstanding principal balance shall be due and payable quarterly, in arrears, with the first payment commencing on September 1, 2003. Principal shall be due and payable in the amounts and on the dates set forth in attached Schedule I, which is incorporated herein by reference.  In all events, the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full on June 1, 2008.

PREPAYMENT.  The BORROWER may prepay this promissory note in full or in part at any time.  Provided, however, a condition of any prepayment is that a fee shall be paid to BANK sufficient to make BANK whole for any expenses related to breaking fixed interest rates.  Each prepayment may be applied in inverse order of maturity or as the BANK in its sole discretion may deem appropriate.  Such prepayment shall not excuse the BORROWER from making subsequent payments each quarter until the indebtedness is paid in full.  No payment of EXCESS CASH FLOW shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.

ADDITIONAL TERMS AND CONDITIONS.  The LOAN AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference.  The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this promissory note is not paid as provided above.  This promissory note shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.  BORROWER and any other person who signs, guarantees or endorses this promissory note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this promissory note.

LSCP, L.P., an Iowa Limited Partnership
By Little Sioux Corn Processors, L.L.C., Its
General Partner

By:	/s/ Daryl J. Haack
Daryl J. Haack, President of Little
Sioux Corn Processors, L.L.C.

STATE OF IOWA	)
) ss.
COUNTY OF CHEROKEE	)

On this 20 day of June, 2003, before me, the undersigned, a Notary Public, personally appeared Daryl J. Haack, President of Little Sioux Corn Processors, L.L.C., General Partner of LSCP, L.P., on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Becky J. Nothem
Notary Public

Exhibit 3-2

TERM NOTE 3(variable rate)

Note Date:	June 23, 2003	$10,732,500.00
Maturity Date:	June 1, 2008

FOR VALUE RECEIVED, LSCP, L.P., an Iowa limited partnership (“BORROWER”) promises to pay to the order of First National Bank of Omaha (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Ten Million Seven Hundred Thirty-Two Thousand Five Hundred and No/100 Dollars ($10,732,500.00), or the amount shown on the BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below.  Absent manifest error, the BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This promissory note is executed pursuant to a Construction Loan Agreement (“CONSTRUCTION LOAN AGREEMENT”) between BORROWER and BANK dated as of July 25, 2002, which, together will all amendments thereto, is collectively called the “AGREEMENT”.  All capitalized terms not otherwise defined in this note shall have the meanings provided in the CONSTRUCTION LOAN AGREEMENT.

INTEREST ACCRUAL.  Interest on the principal amount outstanding shall accrue based on a three month LIBOR +380 bps.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

INCENTIVE PRICING.  The interest rate applicable to this promissory note is subject to reduction after a date six months subsequent to CONSTRUCTION COMPLETION DATE, based on the business results of BORROWER.  In the event that BORROWER maintains the following ratios, measured monthly, the interest rates will adjust accordingly:

If INDEBTEDNESS to NET WORTH is:	Interest rate will be:

Greater than 1.30 : 1.00	three month LIBOR plus 380 basis points
Greater than 1.10 : 1.00, but less than or equal to 1.30 : 1.00	three month LIBOR plus 355 basis points
Greater than .90 : 1.00, but less than or equal to 1.10 : 1.00	three month LIBOR plus 330 basis points
Greater than .70 : 1.00, but less than or equal to .90 : 1.00	three month LIBOR plus 305 basis points
Less than or equal to .70 : 1:00	three month LIBOR plus 280 basis points

REPAYMENT TERMS.  Interest and Principal shall be due and payable in the amounts described in the AGREEMENT, which will be applied to this Note and an additional Note, in the manner described in the AGREEMENT.  Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on June 1, 2008, if not sooner paid

PREPAYMENT.  The BORROWER may prepay this promissory note in full or in part at any time.  Provided, however, a condition of any prepayment is that a fee shall be paid to BANK sufficient to make BANK whole for any expenses related to breaking fixed interest rates.  Each prepayment may be applied in inverse order of maturity or as the BANK in its sole discretion may deem appropriate.  Such prepayment shall not excuse the BORROWER from making subsequent payments each quarter until the indebtedness is paid in full.  No payment of EXCESS CASH FLOW shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.

ADDITIONAL TERMS AND CONDITIONS.  The LOAN AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference.  The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this promissory note is not paid as provided above.  This promissory note shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.  BORROWER and any other person who signs, guarantees or endorses this promissory note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this promissory note.

LSCP, L.P., an Iowa Limited Partnership
by Little Sioux Corn Processors, L.L.C., Its
General Partner

By:	/s/ Daryl J. Haack
Daryl J. Haack, President of Little
Sioux Corn Processors, L.L.C.

STATE OF IOWA	)
) ss.
COUNTY OF IOWA	)

On this 20 day of June, 2003, before me, the undersigned, a Notary Public, personally appeared Daryl J. Haack, President of Little Sioux Corn Processors, L.L.C., General Partner of LSCP, L.P., on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Becky J. Nothem
Notary Public

Exhibit 3-3

TERM NOTE 4 (with reducing revolver feature)

Note Date:	June 23, 2003	$5,000,000.00
Maturity Date:	June 1, 2008

FOR VALUE RECEIVED, LSCP, L.P., an Iowa limited partnership (“BORROWER”) promises to pay to the order of First National Bank of Omaha (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Five Million and No/100 Dollars ($5,000,000.00), or the amount shown on the BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below.  Absent manifest error, the BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This promissory note is executed pursuant to a Construction Loan Agreement (“CONSTRUCTION LOAN AGREEMENT”) between BORROWER and BANK dated as of July 25, 2002, which, together will all amendments thereto, is collectively called the “AGREEMENT”. All capitalized terms not otherwise defined in this note shall have the meanings provided in the CONSTRUCTION LOAN AGREEMENT.

INTEREST ACCRUAL.  Interest on the principal amount outstanding shall accrue based on a one month LIBOR +380 bps.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

REVOLVING FEATURE.  The BORROWER may reborrow, on a revolving basis, that principal amount repaid on this promissory note which remains at a variable interest rate.  Pursuant to this revolving loan feature the BANK will lend the BORROWER, from time to time until maturity of this note such sums in integral multiples of $10,000.00 as the BORROWER may request by reasonable same day notice to the BANK, received by the BANK not later than 11:00 A.M. on Friday, or the next BUSINESS DAY thereafter, each week but which shall not exceed in the aggregate principal amount at any one time outstanding, $5,000,000.00.  The BORROWER may borrow, repay and reborrow hereunder, from the date of this AGREEMENT until the maturity of this note, said amount or any lesser sum which is $10,000.00 or an integral multiple thereof.

INCENTIVE PRICING.  The interest rate applicable to this promissory note is subject to reduction after a date six months subsequent to CONSTRUCTION COMPLETION DATE, based on the business results of BORROWER.  In the event that BORROWER maintains the following ratios, measured monthly, the interest rates will adjust accordingly:

If INDEBTEDNESS to NET WORTH is:	Interest rate will be:

Greater than 1.30 : 1.00	one month LIBOR plus 380 basis points
Greater than 1.10 : 1.00, but less than or equal to 1.30 : 1.00	one month LIBOR plus 355 basis points
Greater than .90 : 1.00, but less than or equal to 1.10 : 1.00	one month LIBOR plus 330 basis points
Greater than .70 : 1.00, but less than or equal to .90 : 1.00	one month LIBOR plus 305 basis points
Less than or equal to .70 : 1:00	one month LIBOR plus 280 basis points

Following repayment of TERM NOTE 3, when regular quarterly principal payments are applied to this note, the amount available to be borrowed under the revolving loan feature will be correspondingly reduced, so that the maximum amount outstanding under this promissory note will decrease accordingly.

REPAYMENT TERMS.  Interest and Principal shall be due and payable in the amounts described in the AGREEMENT, which will be applied to this Note and an additional Note, in the manner described in the AGREEMENT.  Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on June 1, 2008, if not sooner paid.

PREPAYMENT.  The BORROWER may prepay this promissory note in full or in part at any time.  Provided, however, a condition of any prepayment is that a fee shall be paid to BANK sufficient to make BANK whole for any expenses related to breaking fixed interest rates.  Each prepayment may be applied in inverse order of maturity or as the BANK in its sole discretion may deem appropriate.  Such prepayment shall not excuse the BORROWER from making subsequent payments each quarter until the indebtedness is paid in full.  No payment of EXCESS CASH FLOW shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.

ADDITIONAL TERMS AND CONDITIONS.  The LOAN AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference.  The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this promissory note is not paid as provided above.  This promissory note shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.  BORROWER and any other person who signs, guarantees or endorses this promissory note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this promissory note.

(signatures on next page)

LSCP, L.P., an Iowa Limited Partnership
By Little Sioux Corn Processors, L.L.C., Its
General Partner

By:	/s/ Daryl J. Haack
Daryl J. Haack, President of Little
Sioux Corn Processors, L.L.C.

STATE OF IOWA	)
) ss.
COUNTY OF CHEROKEE	)

On this 20 day of June, 2003, before me, the undersigned, a Notary Public, personally appeared Daryl J. Haack, President of Little Sioux Corn Processors, L.L.C., General Partner of LSCP, L.P., on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Becky J. Nothem
Notary Public

Exhibit 3-4

REVOLVING PROMISSORY NOTE

Omaha, Nebraska	$3,500,000.00
Note Date: June 23, 2003	Maturity Date: July 24, 2003

On or before July 24, 2003, LSCP, L.P. (“BORROWER”) promises to pay to the order of First National Bank of Omaha (“BANK”) at any of its offices in Omaha, Nebraska the principal sum hereof, which shall be Three Million Five Hundred Thousand and no/100 ($3,500,000.00) Dollars or so much thereof as may have been advanced by BANK and shown on the records of the BANK to be outstanding, under this Note and the loan agreement executed by the BANK and BORROWER dated as of July 25, 2002, as it may, from time to time, be amended.

Interest on the principal amount outstanding shall accrue based on a one month LIBOR +380bps.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.  Interest on this promissory note shall be payable monthly.

The interest rate applicable to this promissory note is subject to reduction after a date six months subsequent to CONSTRUCTION COMPLETION DATE, based on the business results of BORROWER.  During any three month INTEREST PERIOD that BORROWER maintains the following ratios, measured for the prior INTEREST PERIOD, the interest rates will adjust accordingly:

If INDEBTEDNESS to NET WORTH is:	Interest rate will be:

Greater than 1.30 : 1.00	one month LIBOR plus 380 basis points
Greater than 1.10 : 1.00, but less than or equal to 1.30 : 1.00	one month LIBOR plus 355 basis points
Greater than .90 : 1.00, but less than or equal to 1.10 : 1.00	one month LIBOR plus 330 basis points
Greater than .70 : 1.00, but less than or equal to .90 : 1.00	one month LIBOR plus 305 basis points
Less than or equal to .70 : 1:00	one month LIBOR plus 280 basis points

This note is executed pursuant to a Construction Loan Agreement dated as of July 25, 2002, between BANK and BORROWER (the “LOAN AGREEMENT”). The LOAN AGREEMENT contains additional terms of this Note, including, but not limited to enumerated events of default, and the granting of liens to secure BORROWER’s performance.  All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the LOAN AGREEMENT.

As provided in the LOAN AGREEMENT, upon any such enumerated default, BANK may accelerate the due date of this Note and declare all obligations set forth herein immediately due and payable, and BANK shall also have such other remedies as are described in the LOAN AGREEMENT and are provided by law.  All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.

Executed as of the 23rd day of June, 2003.

LSCP, L.P., an Iowa Limited Partnership
by Little Sioux Corn Processors, L.L.C.,
Its general partner

By:
Daryl J. Haack, President